UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
September 29, 2006
(Date of earliest event reported)

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500,
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-961-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On September 29, 2006, Quanex Corporation (the “Company”) entered into a $350,000,000 Senior Unsecured Revolving Credit Facility (the “Facility”), pursuant to the terms and conditions set forth in the Credit Agreement (the “Agreement"), between the Company, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, in its capacity as administrative agent, and certain lender parties.
Under the Agreement, the Company may withdraw, from time to time, up to a maximum principal amount of $350,000,000. Any loans made under the Facility will bear interest at a rate based on (i) prime, (ii) federal funds plus a pre-determined spread, or (iii) LIBOR plus a spread based on a combined leverage and ratings grid.
The Agreement imposes certain restrictions on the Company and its subsidiaries, including restrictions on its and their ability to incur indebtedness, grant liens, undergo certain fundamental corporate changes, make certain investments, sell certain assets and engage in certain other activities. In addition, the Agreement requires the Company and its subsidiaries to comply with certain financial ratios.
Indebtedness under the Agreement is unsecured. Availability under the Facility as of September 29, 2006 was approximately $330.8 million, due to $19.2 million in letters of credit and $0 in loans outstanding.
In connection with its entry into the Facility, the Company also terminated that certain Revolving Credit Agreement dated as of November 26, 2002, as amended, by and among Quanex Corporation, the financial institutions from time to time signatory thereto and Comerica Bank, as agent for the banks, which was filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (Reg. No. 001-05725) for the fiscal year ended October 31, 2002.
The foregoing description of the Agreement and the Facility is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.
10.1	Credit Agreement, dated as of September 29, 2006, between Quanex Corporation, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, in its capacity as administrative agent, and certain lender parties.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION

(Registrant)

October 3, 2006	/s/ THOMAS M. WALKER

(Date)	Thomas M. Walker
Senior Vice President — Finance and Chief
Financial Officer

EXHIBIT INDEX
10.1	Credit Agreement, dated as of September 29, 2006, between Quanex Corporation, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, in its capacity as administrative agent, and certain lender parties.